Exhibit 99.1

August 14, 2026

Greenlane Reports Second Quarter 2026 Financial Results

●	Total Operating Expenses Reduced Approximately 37% Sequentially in the Second Quarter 2026 from the First Quarter 2026, Reflecting Continued Cost Alignment

●	BERA Holdings of Approximately 81.3 Million Units at Quarter-End; BERA-per-Share Increased Approximately 37% from Year-End, While the Fair Value of BERA Holdings Declined During the Quarter

BOCA RATON, Fla., August 14, 2026 (GLOBE NEWSWIRE) — Greenlane Holdings, Inc. (“Greenlane” or the “Company”) (Nasdaq: GNLN), a publicly traded company with a digital asset treasury strategy focused on the acquisition, management, and strategic deployment of BERA, the native token of the Berachain blockchain network, today reported its financial results for the second quarter ended June 30, 2026 (“second quarter 2026”).

Digital Asset Treasury Strategy

In October 2025, the Company adopted a digital asset treasury strategy (the “BERA Strategy”) focused on the acquisition, management, and strategic deployment of BERA, the native token of the Berachain blockchain network, following the closing of a $110.7 million private placement transaction (the “October 2025 private placement”). The Company’s treasury policy is overseen by the Board’s Digital Asset Committee, and capital deployment under the BERA Strategy is governed by a disciplined approach aimed at increasing long-term BERA-per-share. Additional information regarding the BERA Strategy and its component activities is set forth in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”).

During the second quarter 2026, Greenlane deployed approximately $1.2 million into BERA and BERA-equivalent digital assets and approximately $4.1 million into stablecoin-related protocol instruments. As of June 30, 2026, the Company held approximately 81.3 million units of BERA (inclusive of BERA-equivalent tokens) at a cost basis of approximately $70.2 million and a fair value of approximately $16.4 million, compared to approximately 77.7 million units of BERA at March 31, 2026 and approximately 51.7 million units of BERA at December 31, 2025. BERA-per-share was approximately 117 units of BERA per Class A share at June 30, 2026, compared to approximately 86 units of BERA per Class A share at December 31, 2025, an increase of approximately 37%1. BERA-per-share reflects the number of BERA and BERA-equivalent units held per outstanding share of Class A common stock and is not a measure of financial performance or of the fair value of the Company’s holdings. BERA-per-share does not reflect changes in the market price of BERA, and the fair value of the Company’s BERA holdings declined during the second quarter 2026, as reflected in the accompanying financial statements. The Company also recognized approximately $0.3 million of staking and yield revenue, consisting of staking revenue from participation in Berachain’s Proof of Liquidity (“PoL”) consensus mechanism and yield earned on the Company’s stablecoin-related protocol instruments, during the quarter.

During the second quarter 2026, the Company continued to execute token purchase and lending arrangements with Berachain Operations Corporation to facilitate BERA acquisition activity. As of June 30, 2026, the maximum amount available under the lending arrangement was $5.0 million. Additional information regarding these arrangements is included in the Company’s Quarterly Report on Form 10-Q.

Management Commentary

“In the second quarter of 2026, we reduced total operating expenses by approximately 37% sequentially    from the first quarter 2026 as we continued to align our cost base with the scale of our business. At the same time, we advanced our BERA Strategy, growing our holdings to approximately 81.3 million units of BERA at quarter-end and increasing BERA-per-share by approximately 37% from year-end, even as the fair value of our BERA holdings declined during the quarter, reflecting lower BERA market prices. We remain focused on the disciplined execution of our BERA Strategy, prudent management of our liquidity, and continued cost discipline.”

Jason Hitchcock, Chief Executive Officer

1BERA-per-share is calculated by dividing the Company’s total holdings of BERA and BERA-equivalent units as of the applicable date by the number of shares of Class A common stock issued and outstanding as of such date. BERA-per-share does not give effect to shares of Class A common stock issuable upon the exercise of outstanding pre-funded warrants or other convertible securities.

Second Quarter 2026 Financial Highlights

(in thousands)	Q2 2026	Change vs. Q2 2025
Net revenue	$82	(90)%
Staking and yield revenue	$309	N/A
Gross profit	$32	NM
Operating loss	$(3,284)	1%
Change in fair value of digital assets	$(19,142)	N/A
Net loss attributable to Greenlane Holdings	$(24,833)	NM

Total operating expenses declined approximately 37% sequentially to $3.6 million in the second quarter 2026, from $5.8 million in the first quarter 2026, reflecting continued alignment of the Company’s operations with the scale of its business. The sequential reduction was driven primarily by an approximately $0.7 million (approximately 49%) decline in salaries, benefits and payroll taxes, reflecting reduced legacy headcount. On a year-over-year basis, total operating expenses increased from approximately $3.3 million in the second quarter 2025, primarily reflecting costs associated with the Company’s newly established Digital Asset Segment, which did not exist in the prior-year period.

Net revenue for the second quarter 2026 was approximately $0.1 million, compared to approximately $0.8 million in the second quarter 2025, and consisted entirely of legacy wholesale and distribution sales. In addition, the Company recognized approximately $0.3 million of staking and yield revenue from the Digital Asset Segment, which is presented separately below gross profit (loss) in the condensed consolidated statements of operations. The year-over-year decrease in net revenue was primarily attributable to the transition of the legacy business to a lower-scale, asset-light operating model, including lower sales volume and the exit of leased facilities.

Loss from operations was $(3.3) million, compared to $(3.3) million in the second quarter 2025, but narrowed from $(5.6) million in the first quarter 2026 as the Company continued to reduce its operating cost base. General and administrative expenses for the quarter also reflected costs associated with the newly established Digital Asset Segment. The Company also recognized a non-cash change in fair value of digital assets of $(19.1) million and an impairment of investments of $(1.8) million during the second quarter 2026, primarily driven by market fluctuations in the price of BERA and a reduction in the carrying value of a legacy equity investment. Net loss attributable to Greenlane Holdings, Inc. was $(24.8) million, compared to $(3.2) million in the prior year period.

For the six months ended June 30, 2026, net revenue was approximately $0.1 million, compared to approximately $2.3 million in the prior year period, and the Company recognized approximately $0.7 million of staking and yield revenue from its Digital Asset Segment. Loss from operations was $(8.9) million, compared to $(6.7) million in the prior year period, reflecting costs associated with the newly established Digital Asset Segment and elevated legal, professional and advisory costs, partially offset by lower legacy operating costs. The Company also recognized a non-cash change in fair value of digital assets of $(32.0) million and an impairment of investments of $(1.8) million for the six-month period, primarily driven by market fluctuations in the price of BERA and a reduction in the carrying value of a legacy equity investment. Net loss attributable to Greenlane Holdings, Inc. was $(43.2) million, compared to $(7.1) million in the prior year period.

The Company’s selected unaudited condensed consolidated financial statements are included as exhibits to this press release and should be read together with the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2026.

Subsequent Events

Subsequent to June 30, 2026, the Company had the following developments:

Nasdaq Market Value of Listed Securities Requirement

On July 22, 2026, the staff of the SEC, acting pursuant to delegated authority, approved an amendment to the Nasdaq listing standards that would establish a minimum market value of listed securities requirement of $5.0 million for continued listing on the Nasdaq Capital Market. Petitions seeking Commission review of the approval order were subsequently filed, and on July 29, 2026, the approval order was stayed pending review by the Commission. As a result, the ultimate effectiveness and timing of the amended rule remain subject to Commission review. Absent the stay, the Company’s current market value of listed securities would be below the $5.0 million threshold under the amended rule. The amended rule, as approved, does not provide a compliance or cure period. As of the date of this press release, the Company has not received a deficiency notice or Staff Delisting Determination from the Nasdaq staff. The Company is monitoring its market value of listed securities, the status of the Commission’s review, and communications from the Nasdaq staff, and is evaluating alternatives to increase its market value of listed securities. Additional information is included in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2026.

About Greenlane Holdings, Inc.

Greenlane Holdings, Inc. (Nasdaq: GNLN) is a publicly traded digital asset treasury company and, it believes, the only Nasdaq-listed company purpose-built to accumulate BERA and actively participate in Berachain’s Proof-of-Liquidity infrastructure. Greenlane provides exposure to Berachain through a standard, regulated brokerage account, with no cryptocurrency wallet, exchange account, or custody infrastructure required. For more information, visit www.gnln.com.

About Berachain

Berachain is a decentralized, open-source, EVM-compatible layer-1 blockchain engineered for high throughput, low latency, and full compatibility with Ethereum tooling, smart contracts, and infrastructure. Berachain utilizes a novel Proof of Liquidity consensus mechanism that integrates network security with active liquidity provisioning. For more information, visit berachain.com.

Contacts

Investor Relations: Greenlane@icrinc.com

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are statements other than historical facts and include, without limitation, statements regarding progress and achievement of the Company’s goals regarding BERA acquisition, staking, and validator participation; the development of the Berachain network ecosystem including business adoption of the network; the long-term value of BERA; the Company’s ability to increase long-term BERA-per-share; continued growth and advancement of the Company’s BERA Strategy and the applicable benefits to the Company; the Company’s ability to streamline and reduce operating costs, including with respect to its legacy lifestyle accessories business; the Company’s ability to remain in compliance with Nasdaq’s listing requirements, including any amended minimum market value of listed securities requirement; and other projections or statements of plans and objectives.

These forward-looking statements are based on current expectations, estimates, assumptions, and projections, and involve known and unknown risks, uncertainties, and other factors, many of which are beyond the Company’s control, that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements. Important factors that may affect actual results include, among others, the Company’s ability to execute its growth strategy; its ability to raise and deploy capital effectively; developments in technology and the competitive landscape; changes in the regulatory landscape applicable to digital assets, including BERA; the market performance of BERA; and other risks and uncertainties described under “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2026, the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2026, and in other subsequent filings with the SEC. These filings are available at www.sec.gov. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Cautionary Note Regarding Digital Assets

BERA is a digital asset that is not legal tender, is not backed by any government or central bank, and may be subject to extreme price volatility, regulatory uncertainty and technological risk. Investments in and exposures to digital assets such as BERA are highly speculative and may result in the loss of all or a substantial portion of the invested capital. Statements about the Berachain protocol, its consensus model, ecosystem projects, and fundraising are based on publicly available information and/or information provided by third parties. The Company has not independently verified all such information and makes no representation as to its accuracy or completeness. Protocol parameters and incentive mechanisms may change over time through governance or other processes. The Company’s activities involving BERA and other digital assets may not be suitable for all investors and are subject to the risks described in the “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2026, the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2026, and in other subsequent filings with the SEC. These filings are available at www.sec.gov.

EXHIBIT 1

GREENLANE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)	June 30, 2026	December 31, 2025
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$6,065	$32,513
Accounts receivable, net	13	1,572
Stablecoin-related protocol instruments	8,057	—
Other current assets	1,309	2,001
Total current assets	15,444	36,086
Property and equipment, net	—	253
Operating lease right-of-use assets	—	144
Digital assets	16,442	36,555
Other assets	140	1,893
Total assets	$32,026	$74,931
LIABILITIES
Current liabilities
Accounts payable	$6,014	$5,414
Accrued expenses and other current liabilities	529	1,627
Current portion of operating leases	—	166
Total current liabilities	6,543	7,207
Total liabilities	6,543	7,207
Commitments and contingencies	—	—
STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.01 par value, 1,800,000,000 shares authorized; 694,544 and 603,696 shares issued and outstanding*	7	6
Class B common stock, $0.0001 par value, 30,000,000 shares authorized; none issued and outstanding*	—	—
Additional paid-in capital*	429,178	428,111
Accumulated deficit	(403,702)	(360,509)
Accumulated other comprehensive income	—	265
Total stockholders’ equity attributable to Greenlane Holdings, Inc.	25,483	67,873
Non-controlling interest	—	(149)
Total stockholders’ equity	25,483	67,724
Total liabilities and stockholders’ equity	$32,026	$74,931

* After giving effect to the Reverse Stock Splits.

EXHIBIT 2

GREENLANE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share amounts)	2026	2025	2026	2025
Net revenue	$82	$788	$109	$2,257
Cost of sales	50	786	282	1,534
Gross profit (loss)	32	2	(173)	723

Staking and yield revenue, net	309	—	729	—

Operating expenses:
Salaries, benefits and payroll taxes	738	1,119	2,172	2,386
Stock-based compensation – strategic advisory warrants	236	—	476	—
General and administrative	2,525	1,938	6,511	4,762
Depreciation and amortization	126	201	253	307
Total operating expenses	3,625	3,258	9,412	7,455
Loss from operations	(3,284)	(3,256)	(8,856)	(6,732)

Other income (expense), net:
Interest income (expense), net	22	—	56	(391)
Change in fair value of digital assets	(19,142)	—	(32,011)	—
Impairment of investments	(1,769)	—	(1,769)	—
Other income (expense), net	(665)	41	(469)	41
Total other income (expense), net	(21,554)	41	(34,193)	(350)
Loss before income taxes	(24,838)	(3,215)	(43,049)	(7,082)
Provision for (benefit from) income taxes	(5)	—	(5)	—
Net loss	(24,833)	(3,215)	(43,044)	(7,082)
Less: Net income attributable to non-controlling interest	—	—	149	—
Net loss attributable to Greenlane Holdings, Inc.	$(24,833)	$(3,215)	$(43,193)	$(7,082)
Net loss attributable to Class A common stock per share – basic and diluted*	$(6.06)	$(25.46)	$(10.60)	$(111.42)
Weighted-average shares of Class A common stock outstanding – basic and diluted*	4,097,688	126,277	4,075,852	63,562

Reclassification adjustment for accumulated foreign currency translation gain included in net loss	—	—	(265)	—
Comprehensive loss attributable to Greenlane Holdings, Inc.	$(24,833)	$(3,215)	$(43,458)	$(7,082)

* After giving effect to the Reverse Stock Splits.

EXHIBIT 3

GREENLANE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands, except share and per share amounts)	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
Cash Flows from Operating Activities:
Net loss	$(43,044)	$(7,082)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	253	307
Strategic advisory warrants	476	—
Stock-based compensation	592	—
Realized foreign currency gain	(265)	—
Non-cash staking revenue	(668)	—
Write-off of vendor deposits and accrued liabilities	(1,493)	—
Change in fair value of digital assets	32,011	—
Impairment of investments	1,769	—
Accretion of debt discount	—	284
Provision for doubtful accounts	1,251	673
Digital assets transaction fees	63	—
Changes in operating assets and liabilities:
Accounts receivable	308	(206)
Inventories	—	(137)
Vendor deposits	—	564
Other current assets	692	88
Accounts payable	2,077	(1,075)
Accrued expenses and other liabilities	(1,120)	(116)
Customer deposits	—	(1,195)
Net cash used in operating activities	(7,098)	(7,895)
Cash Flows from Investing Activities:
Purchases of property and equipment, net	—	(68)
Purchases of digital assets	(11,293)	—
Purchases of stablecoin-related protocol instruments	(8,057)	—
Net cash used in investing activities	(19,350)	(68)
Cash Flows from Financing Activities:
Proceeds from issuance of Class A common stock and warrants	—	20,746
Repayments of notes payable	—	(7,958)
Net cash provided by financing activities	—	12,788
Net (decrease) increase in cash and cash equivalents	(26,448)	4,825
Cash and cash equivalents, beginning of period	32,513	899
Cash and cash equivalents, end of period	$6,065	$5,724

Source: Greenlane Holdings, Inc.